Exhibit 99.1
L BRANDS REPORTS FIRST QUARTER 2019 RESULTS

- UPDATES EARNINGS GUIDANCE -

COLUMBUS, Ohio, May 22, 2019 - L Brands, Inc. (NYSE: LB) today reported first quarter earnings results.

The company reported net sales of $2.629 billion for the first quarter ended May 4, 2019, compared to sales of $2.626 billion for the quarter ended May 5, 2018. Comparable sales for the first quarter ended May 4, 2019, were flat compared to the quarter ended May 5, 2018. First quarter comparable sales declined 5 percent at the Victoria’s Secret segment and increased 13 percent at Bath & Body Works.

Earnings per share for the first quarter ended May 4, 2019, were $0.14 compared to $0.17 for the quarter ended May 5, 2018. First quarter operating income was $153.3 million compared to $154.8 million last year, and net income was $40.3 million compared to $47.5 million last year.

The first quarter earnings per share result of $0.14 exceeded the company’s guidance of about breakeven, driven by record results at Bath & Body Works.

2019 Outlook
The company updated its guidance for 2019 full-year earnings per share to between $2.30 to $2.60 from $2.20 to $2.60 previously, and issued guidance for second quarter earnings per share between $0.15 and $0.20.

Earnings Call and Additional Information
Additional first quarter financial information, including management commentary, is currently available at www.LB.com.  L Brands will conduct its first quarter earnings call at 9:00 a.m. Eastern on May 23.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978); conference ID 3963169.  For an audio replay, call 1-855-859-2056 (international replay number: 1-404-537-3406); conference ID 3963169 or log onto www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this report to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2019

Comparable Sales Increase (Decrease) (Stores and Direct):

	First Quarter	First Quarter
	2019	2018
Victoria's Secret[1]	(5%)	1%
Bath & Body Works[1]	13%	8%
L Brands[2]	—%	3%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	First Quarter	First Quarter
	2019	2018
Victoria's Secret[1]	(7%)	(5%)
Bath & Body Works[1]	7%	5%
L Brands[2]	(3%)	(2%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	First Quarter	First Quarter
	2019	2018
Victoria's Secret[1]	$1,148.8	$1,235.9
Victoria's Secret Direct	362.1	353.5
Total Victoria's Secret	$1,510.9	$1,589.4

Bath & Body Works[1]	$714.3	$648.6
Bath & Body Works Direct	156.4	111.8
Total Bath & Body Works	$870.7	$760.4

VS & BBW International[2]	$135.0	$135.1
Other	$112.2	$140.9
L Brands	$2,628.8	$2,625.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, direct sales in China, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 5/4/19
Victoria's Secret U.S.	957	—	(35)	922
PINK U.S.	141	1	—	142
Victoria's Secret Canada	39	—	—	39
PINK Canada	6	—	—	6
Total Victoria's Secret	1,143	1	(35)	1,109

Bath & Body Works U.S.	1,619	14	(3)	1,630
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,721	14	(3)	1,732

Victoria's Secret U.K./Ireland	21	—	—	21
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	38	2	(2)	38
Victoria's Secret China	15	—	—	15
Total International	79	2	(2)	79
Total L Brands Stores	2,943	17	(40)	2,920

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/2/19	Opened	Closed	at 5/4/19
Victoria's Secret Beauty & Accessories - Travel Retail	164	5	(8)	161
Bath & Body Works - Travel Retail	12	1	—	13
Victoria's Secret Beauty & Accessories	219	2	(4)	217
Victoria's Secret	47	3	—	50
PINK	9	—	—	9
Bath & Body Works	223	8	(1)	230
Total	674	19	(13)	680

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED MAY 4, 2019 AND MAY 5, 2018
(Unaudited)
(In thousands except per share amounts)
	2019	2018
Net Sales	$2,628,809	$2,625,846
Costs of Goods Sold, Buying and Occupancy	(1,694,795)	(1,682,016)
Gross Profit	934,014	943,830
General, Administrative and Store Operating Expenses	(780,669)	(789,023)
Operating Income	153,345	154,807
Interest Expense	(98,897)	(97,899)
Other Income	6,152	1,401
Income Before Income Taxes	60,600	58,309
Provision for Income Taxes	20,345	10,792
Net Income	$40,255	$47,517

Net Income Per Diluted Share	$0.14	$0.17

Weighted Average Shares Outstanding	278,165	281,587

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com